Exhibit 10.1
CIENA CORPORATION
DIRECTORS RESTRICTED STOCK DEFERRAL PLAN
ARTICLE I
PURPOSE
     1.1 Purpose. The purpose of this plan, which shall be known as Ciena Corporation Directors Restricted Stock Deferral Plan (the “Plan”) is to provide directors of the Company who are not employees of the Company or its subsidiaries with an opportunity to defer the receipt of Shares with respect to Eligible Awards.
ARTICLE II
DEFINITIONS
     2.1 Definitions. For purposes of this Plan, the following terms shall have the following meanings:
     “Board” means the Board of Directors of the Company.
     “Committee” means the Compensation Committee of the Board.
     “Company” means Ciena Corporation, a Delaware corporation, or any successor corporation.
     “Corporate Transaction” means a “Corporate Transaction” or a similarly defined change of control transaction within the meaning of the Equity Plan.
     “Deferral Election” means an election, filed with the Company, pursuant to which a Participant elects to defer delivery and receipt of all or a portion of an Eligible Award.
     “Designated Deferral Period” shall mean the deferral period selected by the Participant with respect to an Eligible Award, which deferral period shall specify the date on which delivery of Shares with respect to such Eligible Award shall be made or begin. In lieu of a specific date, Participant may provide for the Designated Deferral Period to expire upon Participant’s termination of service from the Board.
     “Dividend Equivalent Amount” means the amount of dividends or other distributions to shareholders of the Company that a Participant would have received had the Participant’s Restricted Stock been actual Shares as of the date of a dividend or other distribution by the Company.

     “Eligible Award” means an award of Restricted Stock made, or to be made, under the Equity Plan.
     “Equity Plan” means the Ciena Corporation 2000 Equity Incentive Plan or any other equity compensation plan (as amended from time to time) under which Participants receive Eligible Awards.
     “Participant” means any director of the Company who is not an employee of the Company or its subsidiaries and who participates in this Plan by timely completing a Deferral Election.
     “Plan Year” means each calendar year during the term of this Plan.
     “Restricted Stock” means an equity award for Shares granted by the Company to Participant that is subject to vesting conditions or other restrictions, including equity awards in the form of units or a similar arrangement, providing the holder a right to receive Shares pursuant to the terms of an Eligible Award under the Equity Plan.
     “Shares” means the common stock, $0.01 par value per share, of the Company.
     “Stock Account” means an individual account established for each Participant pursuant to Section 4.3 hereof, with respect to Shares credited to the Participant.
ARTICLE III
PARTICIPATION
     3.1 Eligibility and Participation. Directors who shall be eligible to participate in this Plan shall be any director of the Company who is not an employee of the Company or its subsidiaries and who participates in this Plan by timely completing a Deferral Election.
ARTICLE IV
DEFERRAL ELECTIONS
     4.1 Deferral Elections. A director who elects to participate in this Plan for any Plan Year shall file a Deferral Election with the Company before the beginning of such Plan Year, provided that any director who was not a director during the previous Plan Year may file a Deferral Election with the Company (i) within thirty days after election to the Board; and (ii) prior to the grant of Restricted Stock which is the subject of such Deferral Election. The Deferral Election shall be in the form prescribed by the Committee, and in accordance with such rules and procedures as may be established by the Committee in its sole discretion. Except as otherwise provided in the Plan, a Participant’s Deferral Election shall be irrevocable. A Deferral Election shall be deemed to have been made when the completed and executed election form is received and accepted by the Company or its designated agent. Unless it specifies otherwise, a Deferral Election shall be deemed to apply to all subsequent Eligible Awards, provided that a director may file a new Deferral Election and that Deferral Election shall apply to any Eligible Awards in the subsequent Plan Year.

     4.2 Effect of Deferral Election. Provided the Participant has timely filed a Deferral Election with the Company with respect to an Eligible Award, the Company will defer the delivery to the Participant of the Shares subject thereto until the end of the Participant’s Designated Deferral Period or such other time as this Plan may specify for distribution to be made or begin.
     4.3 Stock Accounts. The Committee shall establish and maintain a separate account in the name of each Participant who makes a Deferral Election during the course of his or her participation in the Plan. Each Participant’s Stock Account shall consist of the sum of the Shares credited to such Participant’s Stock Account. Each Participant’s Stock Account shall be adjusted as follows:
     (a) As of the date of vesting of an Eligible Award to which a Participant’s Deferral Election is applicable, the Participant’s Stock Account shall be credited with that number of Shares to which the Deferral Election relates;
     (b) As of the date on which Shares are distributed to the Participant in accordance with Section 4.5, the Participant’s Stock Account shall be reduced by an equal number of Shares, and fractions thereof, if applicable.
     4.4 Dividend Equivalent Amount and Adjustments. As of the date on which a dividend is paid on (or any other distribution is made on account of) Shares, Participant’s Stock Account shall be credited with such number of additional Shares and/or fractions thereof equal to the number of Shares and/or fraction thereof that the Dividend Equivalent Amount would have purchased on that date based on the average of the high and low trading prices of the Shares on that date. Any Shares credited to Participant’s Stock Account pursuant to this provision shall become subject to the Deferral Election applicable to the Restricted Stock to which the Dividend Equivalent Amount relates. In the event of any stock split, reverse split, combination or other changes that impact the Company’s capital structure, or Share status, each Participant’s Stock Account and the number of Shares credited thereto shall be equitably adjusted by the Committee in its sole discretion in a manner consistent with the treatment of outstanding equity awards pursuant to the Equity Plan.
     4.5 Distribution of Shares from Stock Accounts. Subject to any limitation set forth in this Plan or any other limitations as may be established by the Committee in its sole discretion, a Deferral Election shall specify the manner of distribution with respect to the Eligible Awards that are the subject of such Deferral Election. A Participant may elect to have any Eligible Award that is subject to a Deferral Election distributed in any of the installments options set forth below following the earlier of (i) termination of Participant’s service as a director of the Company, or (ii) expiration of the Participant’s Designated Deferral Period with respect to such Eligible Award:
(1)	a single lump sum, or

(2)	three equal or substantially equal annual installments.

Distribution of any fractional Shares shall be satisfied in cash, based on the average of the high and low trading prices of Shares on the business day immediately preceding such distribution. Notwithstanding the foregoing, if a Corporate Transaction occurs or a Participant dies, becomes disabled or otherwise terminates his or her service as a director, a distribution with respect to all the Shares held in Participant’s Stock Account shall be made to Participant or Participant’s beneficiaries in a single lump sum within thirty days of such event.
ARTICLE V
MISCELLANEOUS
     5.1 Beneficiaries. A Participant may designate in writing one or more beneficiaries to receive distributions in the event of the Participant’s death by filing with the Company a beneficiary designation on a form provided by the Committee. A Participant may change the designated beneficiary or beneficiaries at any time prior to his or her death by delivering to the Company a new beneficiary designation form; provided, however, any beneficiary designation form received by the Company after the designating Participant’s death will be disregarded. If a Participant has not designated a beneficiary, or if no designated beneficiary survives the Participant, distribution shall be made to the Participant’s estate.
     5.2 Administration. Except for those powers and duties expressly reserved for the Board hereunder, the Committee will have full power to administer the Plan, including the authority:
     (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of Plan;
     (b) To interpret the Plan and to decide all matters arising thereunder, including the right to resolve or remedy any ambiguities, errors, inconsistencies or omissions. All such interpretations shall be final and binding on all parties;
     (c) To determine the amount of distributions to be made to each Participant and beneficiary or other person in accordance with the provisions of the Plan;
     (d) To authorize distributions under the Plan;

     (e) To keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under applicable law;
     (f) To appoint such agents, counsel, accountants and consultants as may be desirable in administering the Plan;
     (g) To exercise the other powers that are expressly granted to it herein, or that are impliedly necessary for it to carry out any of its responsibilities hereunder; and
     (h) By written instrument to delegate any of the foregoing powers to one or more designated officers or employees of the Company or other persons.
     All decisions of the Committee or its designees shall be binding upon all Participants and their respective legal representatives, successors and assigns, and any and all persons claiming under or through any of them. No member of the Committee or any of its designees shall be liable to any Participant or to the Company for any determination made within the scope of the administrative and interpretive functions provided in this Plan. No member of the Committee shall participate in any discussion or determination involving his or her own rights, benefits or obligations under this Plan.
     5.3 Reports. Until a Participant’s entire Stock Account has been distributed in full, the Company will furnish or make available to the Participant, upon request, a report setting forth the status and activity relating to the Stock Account.
     5.4 Assignment and Alienation of Benefits. The right of each Participant to any account, benefit, right or distribution hereunder shall not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of such Participant, and no account, benefit, right or distribution shall be subject to anticipation, alienation, sale, pledge, transfer, assignment or encumbrance; provided, however, the Company shall have the unrestricted right to set off against or recover out of any distributions due a Participant, beneficiary or other person at the time such distributions would otherwise have been made hereunder, any amounts owed the Company or any subsidiary of the Company by such Participant, beneficiary or other person.
     5.5 Director and Shareholder Status. Nothing in the Plan shall interfere with or limit in any way the right of the Company or its shareholders to terminate any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as a director of the Company or to be nominated for election to the Board at any time. The Plan will not give any person any right or claim to any benefits under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan shall not create any rights in a Participant (or any other person) as a shareholder of the Company until Shares are registered in the name of and distributed to, the Participant (or such other person).

     5.6 Assets. No assets shall be segregated or earmarked in respect of any Shares, Dividend Equivalent Payments or Stock Accounts. The Plan and the crediting of Stock Accounts hereunder shall not constitute a trust and shall be structured solely for the purpose of recording an unsecured contractual obligation. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Company and in no event shall any Participant or beneficiary have any claims or rights to any payment hereunder that are superior to any claims or rights of any general creditor of the Company.
     5.7 Taxes. The Company shall not be responsible for the tax consequences under federal, state or local law of any election made by any Participant under the Plan. The Company shall have the right to make required information reporting and/or to withhold or deduct from any distribution to be made pursuant to this Plan, or to otherwise require prior to the distribution of any amount hereunder, payment by the Participant of any federal, state or local taxes required by law to be withheld with respect to any such distribution to the Participant. In addition, to the extent the Company shall be required, prior to the date on which distributions are to be made to a Participant under this Plan, to withhold any taxes in connection with any Shares or Dividend Equivalent Amounts credited to a Participant’s accounts under this Plan, the Participant agrees that the Company shall have the right to make such withholding or to require direct payment of such withholding taxes by the Participant to the Company.
     5.8 Amendment. Notwithstanding any other provision of this Plan, the Board may amend this Plan at any time for any reason without liability to any Participant, beneficiary or other person for any such amendment or for any other action taken pursuant to this Section 5.8, provided that no such amendment shall be made retroactively in a manner that would deprive any Participant of any rights or benefits which have accrued to his or her benefit under the Plan as of the date such amendment is proposed to be effective, unless such amendment is necessary to comply with applicable law.
     5.9 Termination. Notwithstanding any other provision of this Plan, the Board may terminate this Plan at any time for any reason without any liability to any Participant, beneficiary or other person for any such termination or for any other action taken pursuant to this Section 5.9. Following termination of this Plan, and notwithstanding the provisions of any Deferral Election entered into prior to such termination, no additional deferrals may be made hereunder, but all existing Stock Accounts shall be administered in accordance with the Plan, as in effect immediately prior to termination, and shall be distributed in accordance with the terms of this Plan and the applicable Deferral Elections, unless and until the Board elects to accelerate distributions as provided below. At any time on or after the effective date of termination of this Plan, the Board, in its sole discretion, may elect to accelerate the distribution with respect to all Shares in all Stock Accounts. Such distributions shall be made in a lump sum. Upon completion of distributions to all Participants, or beneficiaries, as the case may be, no Participant, beneficiary or person claiming under or through them, will have any claims in respect of this Plan.

     5.10 Notices to Committee. The Committee shall designate one or more addresses to which notices and other communications to the Committee or the Company shall be sent with respect to this Plan. No notice or other communication shall be considered to have been given to or received by the Committee or the Company until it has been delivered to ‘such designated addresses.
     5.11 No Liability. Participation in the Plan is entirely at the risk of each Participant. Neither the Company, the Committee, the Board nor any other person associated with this Plan shall have any liability for any loss or diminution in the value of Stock Accounts, or for any failure of this Plan to effectively defer recognition of income or to achieve any Participant’s desired tax treatment or financial results.
     5.12 Facility of Payment. If the Committee determines that a Participant or beneficiary entitled to receive a payment under this Plan is (at the time such payment is to be made) a minor or physically, mentally or legally incompetent to receive such payment and that another person or any institution has legal custody of such minor or incompetent individual, the Committee may cause payment to be made to such person or institution having custody of such Participant or beneficiary. Such payment, to the extent made, shall operate as a complete discharge of obligation by the Committee, the Company and the Board.
     5.13 Effective Date. This Plan was adopted by the Board effective as of August 29, 2007 and shall remain in effect until terminated pursuant to Section 5.9.
     5.14 Applicable Law. This Plan shall be interpreted under the laws of the State of Delaware.
     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer as of the 29th day of August, 2007.

Ciena Corporation
By:	/S/ Russell B. Stevenson, Jr.
Russell B. Stevenson, Jr.
Sr. Vice President, General Counsel & Secretary